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MACQUARIE INFRASTRUCTURE COMPANY LLC

125 West 55th Street
New York, NY 10019
USA

MEDIA RELEASE

MACQUARIE INFRASTRUCTURE COMPANY TO ACQUIRE 50%                 [MACQUARIE LOGO]
OF US BULK LIQUID STORAGE TERMINAL COMPANY

NEW YORK, APRIL 17, 2006 - Macquarie Infrastructure Company (NYSE: MIC) announced that it has entered into a stock subscription agreement under which it will invest $250 million in exchange for new shares of common stock representing a 50% indirect interest in International-Matex Tank Terminals ("IMTT").

The investment will be immediately yield-accretive to MIC upon closing and will further diversify MIC's sources of cash available for distribution to shareholders. Under the shareholders' agreement between MIC, IMTT and the other shareholders of IMTT, MIC expects to receive fixed quarterly distributions from IMTT of $7.0 million for quarters ended June 30, 2006 through December 31, 2007.

Founded in the 1940's, IMTT is one of the largest owner/operators of bulk liquid storage terminals in the United States, based on capacity. The company also owns interests in two facilities in Canada.

IMTT is a family-owned business and the current shareholders will retain a 50% stake in the company. All members of IMTT's senior management team will continue in their current roles.

Commenting on the transaction, Peter Stokes, Chief Executive Officer of MIC, said "IMTT is a well established and highly regarded company in the bulk liquid storage terminal industry. Its portfolio of terminal facilities generate strong, predictably stable cash flows. A portion of the funds contributed to IMTT by MIC will help IMTT strengthen and grow these cash flows through the expansion of existing facilities and the development of new facilities that we believe will support higher levels of distributable cash in the future."

"The existing owners, who remain as equal shareholders in the business alongside MIC, provide operational expertise and continuity to IMTT. We believe MIC's perspective as a long-term investor and the resources available through MIC will complement IMTT's core strengths," Mr. Stokes added.
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Stokes noted that the agreement to acquire 50% of IMTT provides MIC with immediate critical mass in a new sector of infrastructure. The bulk liquid storage terminalling industry meets all of MIC's investment criteria, including providing an essential service that enjoys relatively inelastic demand and operating with high barriers to entry.

ABOUT INTERNATIONAL MATEX TANK TERMINALS (IMTT)
IMTT owns and operates a high quality portfolio of bulk liquid storage terminal facilities located across the US and Canada.

In the United States IMTT's operations include owning and operating 8 bulk liquid storage terminals with a combined storage capacity of approximately 33 million barrels. IMTT stores and handles petroleum and liquid chemical products on behalf of a diversified third party client base. IMTT assumes no commodity price risk relative to the products it stores.

The majority of IMTT's revenues are derived from its two largest terminal facilities, located in Bayonne, NJ and St. Rose, LA, serving New York harbor and the lower Mississippi river, respectively. Both are key entry and distribution points for bulk liquid products in the US.

Each of the two major facilities has attractive deepwater berthing capability, access to pipelines and rail and road transportation networks. Both are situated in areas of substantial demand for petroleum and chemical products and therefore bulk liquid storage.

IMTT is currently undertaking the development of new capacity at St. Rose and a new "greenfield" bulk liquid logistics facility in Geismar, LA. The Geismar facility is being developed to serve the needs of the German company BASF at its Geismar chemicals facility, primarily, although the facility may be used to service other customers as well. This facility is expected to be operational by the end of 2007.

IMTT also owns interests in and operates two facilities in Canada that provide additional storage capacity of approximately 4 million barrels.

ACQUISITION FUNDING AND TIMING
MIC expects to finance the investment of $250 million, and associated transaction costs of $7.0 million, with available cash and borrowings under the revolving credit facility of Macquarie Infrastructure Company, Inc. (MIC Inc.). MIC Inc. is a wholly-owned subsidiary of MIC and the holding company for its US businesses. In conjunction with its investment in IMTT, and to be certain that resources are available to complete another pending transaction (The Gas Company), MIC, Inc. has entered into commitment letters with several of its existing lenders under the facility to increase the amount available from $250 million to $300 million.

The investment in IMTT is expected to close in the second quarter of 2006 subject to satisfaction of typical conditions precedent for a transaction of this size and type. Detailed financial data for IMTT will be filed with the SEC following closing.

Macquarie Securities (USA) Inc. is acting as financial advisor to MIC in relation to the transaction.

CONFERENCE CALL AND SLIDE PRESENTATION
The Company has scheduled a conference call for 11:00 a.m. Eastern Daylight Time on Monday April 17, 2006, to discuss the transaction.

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A presentation that will accompany comments from Macquarie management can be downloaded from the Company website, www.macquarie.com/mic. The document is located in the Investor Center, under Reports and Presentations.

To listen to the conference call, please dial +1(800) 946-0783 (domestic) or +1(719) 457-2658 (international), at least 10 minutes prior to the scheduled start time. Interested parties can also listen to the live call, which will be webcast at the Company website, www.macquarie.com/mic.

For interested individuals unable to join the conference call, a replay will be available through May 1, 2006, at +1(888) 203-1112 (domestic) or +1(719) 457-0820 (international), Passcode: 2714142. An online archive of the slide presentation will be available on the Company's website for one year following the call.

ABOUT MACQUARIE INFRASTRUCTURE COMPANY
MIC owns, operates and invests in a diversified group of infrastructure businesses, that provide basic, everyday services to customers in the United States and other developed countries. Its businesses and investments consist of an airport services business, an airport parking business and a district energy business, a 50% interest in the company that operates a shadow toll road in the UK and investments in a UK regulated clean water utility and in a communications infrastructure vehicle listed on the Australian Stock Exchange.

Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited, or of any Macquarie Group company, and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital by Macquarie Infrastructure Company Trust.

FORWARD LOOKING STATEMENTS
This earnings release contains forward-looking statements. We may, in some cases, use words such as "project", "believe", "anticipate", "plan", "expect", "estimate", "intend", "should", "would", "could", "potentially", or "may" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, make and finance future acquisitions, manage our growth, service, comply with the terms of and refinance our debt, and implement our strategy, decisions made by persons who control our investments including the distribution of dividends, our regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. "Macquarie Group " refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

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FOR FURTHER INFORMATION, PLEASE CONTACT:

INVESTOR ENQUIRIES                          MEDIA ENQUIRIES
Jay A. Davis                                Alex Doughty
Investor Relations                          Corporate Communications
Macquarie Infrastructure Company            Macquarie Infrastructure Company
(212) 231-1825                              (212) 231-1710


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